Exhibit 99

ABLEAUCTIONS ENTERS INTO LICENSE AGREEMENT

Ojai, CALIFORNIA – May 22, 2009 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) announced today that, it has entered into a License Agreement with ABC Live Auction World Ltd. (“ABC”), an employee owned entity not otherwise affiliated with the Company, to subcontract its live auction broadcast business which is currently carried out thru its subsidiary, iCollector Technologies Inc. (“iCollector”).  The License Agreement was entered into on May 21, 2009 but is effective as of May 15, 2009.

Under the terms of the License Agreement, ABC has sublicensed all of iCollector’s auction and auction-hosting related technology, domain names, intellectual property and various other assets (including those assets used in the operations of NAALive) (“Licensed Assets”) in consideration for 50% of net profits realized from the operations of ABC or 10% of ABC’s net auction revenue.  The Company continues to own the Licensed Assets and will own any enhancements made to the Licensed Assets by ABC or any of its affiliates in the future.  ABC has also hired all of iCollector’s employees as of the effective date and has begun performing iCollector’s obligations under its auction and auction-hosting agreements.

Going forward, both parties will continue to look for a suitable buyer or partner for the iCollector business.  If the Company completes a sale or license of the iCollector business, then ABC will receive a minimum of 25% of the consideration payable to the Company upon completion of the transaction.

The License Agreement follows aggressive moves by the Company in implementing cost controls and other required changes in order to withstand the downturn in the auction marketplace and the economy.  Following eBay’s decision to suspend its live auction platform, the Company’s subsidiary, iCollector, now operates using its own technology platform and has completely terminated the eBay Live Auction portion of its business.

Pursuant to the strategic restructuring plan announced on August 14, 2008, the Company plans to enter into similar arrangements for its point-of-sale operations and its liquidation business in the coming quarter.  The Company is also continuing its efforts to seek out a merger partner or acquire the assets of a privately held company. In the absence of a definitive transaction, the Company intends to continue managing its investment and real estate development portfolio.

FOR FURTHER INFORMATION PLEASE CONTACT:

Ableauctions.com
Vid Wadhwani
Tel: 604-521-3369
Email: investorrelations@ableauctions.com
Website: www.ableauctions.com

About Ableauctions.com
Ableauctions.com Inc. (AMEX “aac”) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com and Unlimited Closeouts.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world.

As a liquidator, the Company, through Unlimited Closeouts, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position, the Company's business strategy and the Company’s real estate development project.  The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our staff, management, financing, competition, on-line auction business, our ability to implement or manage our expansion strategy, general economic conditions, our ability to license our software to other auction houses, and our ability to acquire profitable companies and integrate them into our business successfully.  Factors that could cause our real estate development results to differ materially from anticipated results include delay experienced during any phase of the project development (such as in obtaining permits) or unforeseen problems (such as labor disputes, increasing materials costs, or an inability to obtain adequate financing).  These and other factors are detailed in our Annual Report on Form 10-K and on documents we file from time-to-time with the Securities and Exchange Commission.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates.